                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /       Preliminary Proxy Statement
/x/       Definitive Proxy Statement
/ /       Definitive Additional Materials
/ /       Soliciting Material Pursuant to section 240.14a-11(c) or
          section 240.14a-12

                           KLA INSTRUMENTS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                           KLA INSTRUMENTS CORPORATION
                                 160 RIO ROBLES
                               SAN JOSE, CA 95134
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)
          (2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

         1) Title of each class of securities to which transaction applies:

                  ----------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  ----------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                  ----------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  ----------------------------------------------------------

        (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ----------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  ----------------------------------------------------------

         3)       Filing Party:

                  ----------------------------------------------------------

         4)       Date Filed:

                  ----------------------------------------------------------

                           KLA INSTRUMENTS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 15, 1995

         The Annual Meeting of Stockholders of KLA INSTRUMENTS CORPORATION (the "Company") will be held at the offices of the Company, 160 Rio Robles, San Jose, California 95134 on Wednesday, November 15, 1995 at 11:00 a.m. for the following purposes:

         1. To elect three (3) directors to Class III of the Board of Directors.

         2. To approve an amendment to the 1982 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance under the Option Plan by 2,200,000 shares.

         3. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending June 30, 1996.

         4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

         Stockholders of record at the close of business on September 29, 1995, shall be entitled to vote at the meeting.

                                              By order of the Board of Directors

                                              PAUL E. KREUTZ
                                              Secretary

San Jose, California
October 17, 1995

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           KLA INSTRUMENTS CORPORATION

                                 PROXY STATEMENT

         The accompanying Proxy is solicited by the Board of Directors of KLA Instruments Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, November 15, 1995, at 11:00 a.m., local time, or at any adjournment thereof. The meeting will be held at the Company's offices located at 160 Rio Robles, San Jose, California 95134. The Company's telephone number at that location is (408) 434-4200. At the meeting, only stockholders of record at the close of business on September 29, 1995, shall be entitled to vote. On that date, the Company had outstanding 50,365,651 shares of Common Stock. All share amounts and per share prices set forth in this Proxy Statement reflect the 100% stock dividend that was paid September 29, 1995. The date of this Proxy Statement is October 17, 1995, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders.

         Each stockholder is entitled to one vote for each share of stock held by him or her on all matters. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described.

         The cost of solicitation of Proxies will be borne by the Company. In addition, the Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of the stock held of record by such persons. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit Proxies, personally or by telephone, telegraph or special letter.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed Proxy bearing a later date or by attending the meeting and voting in person.

         The Annual Report to Stockholders for the fiscal year ended June 30, 1995, accompanies this Proxy Statement.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company has a classified Board of Directors consisting of three Class I directors (Kenneth Levy, Robert Lorenzini and Samuel Rubinovitz), two Class II directors (Leo Chamberlain and Dag Tellefsen), and three Class III directors (Edward W. Barnholt, Yoshio Nishi, and Kenneth L. Schroeder), who will serve until the annual meetings of stockholders to be held in 1996, 1997 and 1995, respectively, or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting.

         The terms of the three directors in Class III will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to Class III of the Board of Directors at the meeting. The nominees for election by the stockholders to these three positions are Edward W. Barnholt, Yoshio Nishi and Kenneth L. Schroeder, the current members of the Board of Directors in Class
III. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in 1998, or until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the Proxies may be voted for such substitute nominees as management may designate. The proxy holders have also advised that in the event any of the nominees shall not be available for election, a circumstance that is not currently expected, they may vote for the election of substitute nominees in accordance with their judgment.

         If a quorum is present and voting, the three nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present in determining if a quorum is present.

         The following table indicates the name and age of each member of the Company's Board of Directors, the year in which each such member became a director of the Company and each such member's principal occupation. The principal occupation of each such member has been his principal occupation for the past five (5) years unless otherwise noted.

                                         DIRECTOR        EMPLOYMENT OR
NAME                          AGE          SINCE         PRINCIPAL OCCUPATION
----                          ---        --------        --------------------
Kenneth Levy                   52          1975          Co-Founder, Chairman of the Board and Chief Executive Officer.
                                                         Since May 1993, Mr. Levy has been a Director of Ultratech
                                                         Stepper, Inc., a manufacturer of photolithography equipment;
                                                         since April 1993, a Director of Network Peripherals, Inc., a supplier of high-performance client-server networking
                                                         solutions; and since August 1995, a Director of Integrated
                                                         Process Equipment Corporation, a manufacturer of semiconductor processing equipment for chemical, mechanical, planarization
                                                         (CMP) and cleaning of advanced integrated circuits.

Kenneth L. Schroeder           49          1991          President, Chief Operating Officer and Director since November
                                                         1991. Senior Vice President from 1985 to 1987. Vice President from 1979 to 1985. From May 1990 to November 1991, President,
                                                         Chief Operating Officer and Director of Genus Corporation, a
                                                         manufacturer of thin film deposition and ion implant equipment.

Edward W. Barnholt             52          1995          Since 1990, General Manager of the Test and Measurement
                                                         organization, Hewlett-Packard Company. From 1988 to 1990,
                                                         General Manager of the Electronic Instruments Group,
                                                         Hewlett-Packard Company. Elected to Vice President of
                                                         Hewlett-Packard in July 1988 and to Senior Vice President in
                                                         November 1993.

Leo J. Chamberlain             65          1982          Private investor. Since March 1989, a Director of Octel
                                                         Communications Corporation, a manufacturer of high-performance voice processing systems.

Robert E. Lorenzini            58          1976          Since February 1995, Chairman and Chief Executive Officer of
                                                         Virtual Golf, Inc., a manufacturer of sports simulation
                                                         systems. From October 1988 until January 1994, President and
                                                         Chief Executive Officer and from January 1994 Chairman of the
                                                         Board of Sun Power Corporation, a manufacturer of semiconductor devices. Since October 1986, a Director of FSI International, a
                                                         semiconductor process equipment manufacturer.

                                         DIRECTOR        EMPLOYMENT OR
NAME                          AGE          SINCE         PRINCIPAL OCCUPATION
----                          ---        --------        --------------------

Yoshio Nishi                   55          1989          Since May 1995, Director of Research and Development and Vice
                                                         President of the Semiconductor Group, Texas Instruments, Inc.,
                                                         a manufacturer of integrated circuits and electronic equipment.
                                                         From 1986 to April 1995, Director of Silicon Process
                                                         Laboratory, Hewlett-Packard Laboratories, a semiconductor
                                                         technology research facility affiliated with Hewlett-Packard
                                                         Company. Since April 1993, a Director of Silicon Valley
                                                         Research, Inc., a software manufacturer of integrated circuit place and route tools. Consulting Professor in the Department of Electrical Engineering at Stanford University since 1986.

Samuel Rubinovitz              65          1990          Previously served as a director of the Company from October
                                                         1979 to January 1989. From April 1989 to January 1994,
                                                         Executive Vice President and since April 1989 Director of EG&G,
                                                         Inc., a diversified manufacturer of scientific instruments and electronic, optical and mechanical equipment. Since October
                                                         1984, a Director of Richardson Electronics, Inc., a
                                                         manufacturer and distributor of electron tubes and
                                                         semiconductors. Since September, 1994, a Director of LTX
                                                         Corporation, a manufacturer of semiconductor capital equipment.

Dag Tellefsen                  53          1978          General Partner of the investment manager of Glenwood Ventures
                                                         I and II, venture capital funds. Since January 1983, a Director of Arix Corporation, a manufacturer of computers for
                                                         transaction-oriented applications. Since September 1982, a
                                                         Director of Octel Communications Corporation.

         The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Messrs. Lorenzini and Tellefsen are the members of the Audit Committee, which held one (1) meeting during fiscal 1995. The functions of the Audit Committee include recommending the independent accountants to the Board of Directors and providing oversight of the services rendered by the independent accountants. Messrs. Chamberlain and Tellefsen are the members of the Compensation Committee, which held one (1) meeting in fiscal 1995. The Compensation Committee reviews and recommends salaries for corporate officers and key employees. Mr. Chamberlain is the sole member of the Nominating Committee, which held no meetings in fiscal 1995. The Nominating Committee was formed for purposes of identifying and evaluating the qualifications of all candidates for election to the Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify the Company of their intent to do so (and provide the Company with certain information set forth in the Company's bylaws, a copy of which may be obtained from the Company) on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by the Company.

         During fiscal 1995, the Board of Directors held five (5) meetings. No director attended fewer than 75% of such meetings of the Board of Directors or the committees on which he serves.

                      STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock owned on August 31, 1995, by (i) each person who is known to the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each of the directors and director-nominees of the Company,
(iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of June 30, 1995, whose salary and bonus for the year ended June 30, 1995 exceeded $100,000, and (iv) all directors and executive officers of the Company as a group.

         NAME OR IDENTITY                               NUMBER OF
               OF GROUP                               SHARES OWNED                     PERCENT OWNED
         ----------------                             ------------                     -------------

FMR Corporation                                       4,991,200                             9.9
     82 Devonshire Street
     Boston, MA  02109

Twentieth Century Mutual Funds                        2,750,600                             5.5
     P. O. Box 419200
     Kansas City, MO  64141-6200

Kenneth Levy                                          1,950,506(1)                          3.9
Kenneth L. Schroeder                                    230,934(2)                          *
Arthur P. Schnitzer                                     106,010(2)                          *
Michael D. McCarver                                      47,558(2)                          *
Robert E. Lorenzini                                      33,884(2)                          *
Robert J. Boehlke                                        29,338(2)                          *
Yoshio Nishi                                             19,884(2)                          *
Leo J. Chamberlain                                       14,510(2)                          *
Samuel Rubinovitz                                         8,498(2)                          *
Dag Tellefsen                                             3,518(2)                          *
Edward W. Barnholt                                          ---                             *

All directors and executive
officers as a group: (21 persons)                     2,478,696(3)                          4.9

----------


*        Represents less than one percent (1%).

 (1) Includes 1,689,004 shares held in trusts for the benefit of Mr. Levy's children, as to which Mr. Levy, who is co-trustee of the trusts, disclaims beneficial ownership. Also includes 249,666 shares issuable upon exercise of options held by Mr. Levy, which are currently exercisable or exercisable within 60 days of August 31, 1995, granted under the Company's 1982 Stock Option Plan.

 (2)     Includes 109,442, 104,026, 41,518, 13,884, 28,600, 19,884, 6,110,
         4,498, and 3,518 shares issuable upon exercise of options held by Messrs. Schroeder, Schnitzer, McCarver, Lorenzini, Boehlke, Nishi, Chamberlain, Rubinovitz, and Tellefsen, respectively, which are currently exercisable or exercisable within 60 days of August 31, 1995, granted under the Company's 1982 Stock Option Plan and the 1990 Outside Directors Stock Option Plan.

(3) Includes 613,236 shares issuable upon exercise of options, which are currently exercisable or exercisable within 60 days of August 31, 1995, granted under the Company's 1982 Stock Option Plan and the 1990 Outside Directors Stock Option Plan.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning the compensation earned during the fiscal years ended June 30, 1993, 1994, and 1995 by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of June 30, 1995 whose total salary and bonus for the fiscal year ended June 30, 1995 exceeded $100,000.

                              SUMMARY COMPENSATION
                                     TABLE

                                                                              Long Term
                                            Annual Compensation              Compensation
                                    ----------------------------------       ------------
                                                                              Securities
          Name and                                        Other Annual        Underlying             All Other
     Principal Position      Year   Salary      Bonus     Compensation          Options             Compensation
     ------------------      ----   ------      -----     ------------        ----------            ------------

Kenneth Levy                 1995  $274,807    $314,500       (1)                120,000             $43,977(3)
Chairman of the Board,       1994  $256,823    $220,000       (1)                   -0-              $48,016(4)
and Chief Executive Officer  1993  $216,000    $113,022       (1)                 30,000              $9,028(5)


Kenneth L. Schroeder         1995  $263,815    $302,280       (1)                120,000             $49,562(3)
President, Chief Operating   1994  $248,100    $211,200       (1)                   -0-              $40,771(4)
Officer and Director         1993  $206,550    $110,200       (1)                330,000(2)           $9,008(5)


Robert J. Boehlke            1995  $223,568    $166,340       (1)                 80,000             $37,207(3)
Vice President, Finance      1994  $223,808    $152,995     $33,875                 -0-              $16,664(4)
and Administration and       1993  $203,000    $106,200       (1)                 28,000              $8,991(5)
Chief Financial Officer


Arthur P. Schnitzer          1995  $199,846    $127,539       (1)                 80,000             $40,279(3)
Group Vice President         1994  $177,154    $110,223       (1)                   -0-              $14,994(4)
Wafer and Reticle            1993  $160,000    $100,000       (1)                 35,000              $8,826(5)


Michael D. McCarver          1995  $176,335     $98,221       (1)                 40,000             $37,584(3)
Vice President,              1994  $171,385    $118,650       (1)                   -0-              $14,844(4)
Corporate Sales              1993  $160,000     $25,262       (1)                 24,000              $8,826(5)



(1) Total amount of personal benefits paid to this executive officer during the fiscal year was less than the lesser of (i) $50,000 or (ii) 10% of such executive officer's total reported salary and bonus.

(2) Includes options to purchase 300,000 shares that were repriced on August 14, 1992, replacing options granted in October 1991, in connection with a repricing offered to all option holders who were not officers during all of fiscal 1992.

(3) For fiscal 1995 includes payments by the Company pursuant to the Company's profit sharing plan to Messrs. Levy, Schroeder, Boehlke, Schnitzer and McCarver of $30,659, $29,432, $24,722, $22,543, and
         $19,499, respectively. Includes a matching contribution of $1,000 made by the Company pursuant to the Company's 401(k) Plan to each of the above named officers. Includes a matching contribution of $7,500 made by the Company pursuant to the Supplemental Executive Benefit Plan to each of the above-named officers.

(4) For fiscal 1994 includes payments by the Company pursuant to the Company's profit sharing plan to Messrs. Levy, Schroeder, Boehlke, Schnitzer and McCarver of $9,791, $9,411, $8,414, $6,744, and $6,594,
         respectively. Includes a matching contribution of $750 made by the Company pursuant to the Company's 401(k) Plan to each of the above named officers. Includes a matching contribution of $7,500 made by the Company pursuant to the Supplemental Executive Benefit Plan to each of the above-named officers. Includes payments by the Company to Messrs. Levy and Schroeder of $29,975 and $23,110, respectively, paid in lieu of Messrs. Levy and Schroeder's participation in the Company's 1981 Employee Stock Purchase Plan.

(5) For fiscal 1993 includes payments by the Company pursuant to the Company's profit sharing plan to Messrs. Levy, Schroeder, Boehlke, Schnitzer and McCarver of $778, $758, $731, $576, and $576, respectively. Includes a matching contribution of $750 made by the Company pursuant to the Company's 401(k) plan to each of the above named officers. Includes a matching contribution of $7,500 made by the Company pursuant to the Supplemental Executive Benefit Plan to each of the above named officers, except for Mr. Schroeder who received $4,375 in fiscal 1992.

STOCK OPTIONS GRANTED IN FISCAL 1995

The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended June 30, 1995, to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                              Potential Realizable Value at
                                                                              Assumed Annual Rates of Stock
                                                                                  Price Appreciation for
                    Individual Grants in Fiscal 1995                                 Option Term (1)
-------------------------------------------------------------------------     -------------------------------
                                     % of Total  Exercise
                                Options Granted   or Base
                     Options       to Employees     Price      Expiration
                 Granted (2)     in Fiscal Year    ($/Sh)            Date         5% ($)             10% ($)
                 -----------    ---------------  --------      ----------         ------             -------

Kenneth           120,000             4.51%        $18.63         7/26/04      $1,405,579          $3,562,014
Levy

Kenneth L.        120,000             4.51%         $18.63        7/26/04      $1,405,579          $3,562,014
Schroeder

Robert J.          80,000             3.01%         $18.63        7/26/04        $937,053          $2,374,676
Boehlke

Arthur P.          80,000             3.01%         $18.63        7/26/04        $937,053          $2,374,676
Schnitzer

Michael D.         40,000             1.50%         $18.63        7/26/04        $468,526          $1,187,338
McCarver

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and option holders' continued employment through the vesting period. The amounts reflected in the table may not necessarily be achieved.

(2) Options were granted at fair market value on July 26, 1994. Options begin vesting thirty (30) months after the date of grant at a rate of 1/30 per month.

OPTION EXERCISES AND FISCAL 1995 YEAR-END VALUES

          The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1995, and unexercised options held as of June 30, 1995, by the persons named in the Summary Compensation Table.

                         AGGREGATED OPTION EXERCISES
                          AND FISCAL YEAR-END VALUES

                                                      Number of Securities
                          Shares                     Underlying Unexercised       Value of Unexercised In-the-
                         Acquired                     Options at 6/30/95         Money Options at 6/30/95 [2]
                            on       Value         -----------------------------   ----------------------------
Name                     Exercise  Realized        Exercisable(2)  Unexercisable   Exercisable    Unexercisable
----                     --------  --------        --------------  -------------   -----------    -------------

Kenneth Levy              90,000  $2,054,376          231,104         157,596      $8,109,855      $3,703,858

Kenneth L. Schroeder      80,000  $2,112,500           84,998         285,002      $2,958,993      $8,142,882


Robert J. Boehlke        110,000  $2,712,635           31,492         108,220      $1,098,995      $2,575,639

Arthur P. Schnitzer       46,000  $1,393,750           90,440         114,976      $3,167,753      $2,809,047

Michael D. McCarver       23,814    $545,523           27,674          68,512        $969,162      $1,788,122

----------

(1) Based on the value of $38.625, which was the closing price of the Company's Common stock on June 30,1995, adjusted for the stock split.

(2) Generally, Company stock options vest, conditional upon continued employment with the Company, over a five-year period, either at the rate of 1/54 per month beginning six (6) months after the date of grant, or at the rate of 1/30 per month beginning thirty (30) months after the date of grant.

CHANGE OF CONTROL ARRANGEMENTS

         Options granted under the Company's 1982 Stock Option Plan and the Company's 1990 Outside Directors Stock Option Plan (the "Directors Plan") contain provisions pursuant to which, under certain circumstances, all outstanding options and shares granted under such plans shall become fully vested and immediately exercisable upon a "transfer of control" as defined in such plans.

COMPENSATION OF DIRECTORS

         The Company pays each non-employee director an annual retainer of $8,000 per year plus $1,000 for each Board meeting attended and $500 for each Board committee meeting attended. The Company reimburses expenses incurred by directors in attending Board meetings. In addition, the Company reimbursed directors a total of $11,015 in fiscal 1995 for travel expenses for their spouses to attend one meeting at a site away from the Company's executive offices. In addition to his services as director, Samuel Rubinovitz provides consulting services to the Company for which he receives $1,200 per day, plus expenses. During fiscal 1995 Mr. Rubinovitz received $36,294 for his consulting services.

         The Company's Directors Plan provides that upon the effective date of the Directors Plan or initial election to the Board of Directors, each non-employee director (an "Outside Director") will receive a one-time grant of an option to purchase 5,000 shares of the Company's Common Stock. The Directors Plan also provides for subsequent grants to each Outside Director of an option to purchase 5,000 shares of Common Stock automatically on each of the anniversary dates of the initial grant.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long term interests of stockholders. The Company currently uses salary, a management incentive plan, and stock options to meet these goals.

COMPENSATION COMMITTEE

         The Compensation Committee is composed of two non-management directors of the Board of Directors, Leo Chamberlain and Dag Tellefsen. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and grants of stock options. The Committee reviews compensation levels of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors.

FORMS OF COMPENSATION

         The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay, and participation in benefit plans generally available to other employees. In setting total compensation, the Committee considers individual and Company performance, as well as market information from published survey data provided to the Committee by the Company's human resources staff. The market data consist primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of the companies considered by the Committee to be peer companies in the Company's industry.

         BASE SALARY. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions among companies in the Company's industry or in industries that employ individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company.

         Salary adjustments are made for each executive officer at the end of each fiscal year. The size of the annual salary adjustments for each executive officer is primarily based on the Committee's determination that the officer has met or exceeded his or her individual goals. These individual goals are determined in consultation with management, subject to review and approval by the Board of Directors, and generally relate to strategic goals within the responsibility of the executive officer. The Chief Executive Officer's goals also include the Company's financial performance, measured primarily by the adherence to predetermined revenue and expense levels and maintenance of adequate cash reserves.

         MANAGEMENT INCENTIVE PLAN. Each year since fiscal 1979, the Company has adopted a management incentive plan (the "Incentive Plan"), which provides for payments to officers and key employees based on the financial performance of the Company, the business unit and the achievement of the person's individual performance objectives. In fiscal 1995 the Incentive Plan set goals for profitability, asset management, and new product introductions, among other things.

         LONG-TERM INCENTIVES. Longer term incentives are provided through the Option Plan and the Company's 1981 Employee Stock Purchase Plan (the "Purchase Plan"), both of which reward executives through the growth in value of the Company's stock. The Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

         Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officer's relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

         OTHER BENEFIT PLANS. Executive officers may participate in several benefit plans, including the Company's profit sharing plan, 401(k) plan and Supplemental Executive Benefit Plan (the "SEBP"), a nonqualified deferred compensation plan. The Company in its discretion may make contributions to the SEBP and 401(k) plan.

IMPACT OF SECTION 162(m)

         Section 162(m) of the Internal Revenue Code of 1986 disallows a tax deduction by any publicly held corporation for compensation exceeding $1 million in any taxable year received by any officers named in the Summary Compensation Table, unless compensation is deemed to be performance based. To enable the Company to preserve the benefit of receiving a tax deduction for the full amount of income recognized by the Company's executive officers upon exercise of stock options, the Company has adopted amendments to the Option Plan that provide that no optionee may be granted options to purchase in excess of 200,000 shares per fiscal year, provided that the foregoing limit shall be 600,000 shares with respect to options granted to any person during the first fiscal year of such person's employment with the Company. Historically, grants by the Company have seldom approached these limits.

FISCAL 1995 COMPENSATION

         Compensation for the Chief Executive Officer and other executive officers was set according to the Company's established compensation policy described above. The executive officers of the Company, including the Chief Executive Officer, received increases in base salary in fiscal 1995 based upon the Company's successes in fiscal 1994 and the individual executives' contributions to these successes, including the Company's return to profitability, the successful introduction of new products, particularly in the wafer inspection division, and increased sales of metrology and prober equipment.

         During fiscal 1995, the Company paid bonuses to the Company's executive officers pursuant to the Incentive Plan, including a bonus of $324,500 to the Chief Executive Officer. These payments were based upon both the overall performance of the Company and the individual officers' performance with respect to certain objectives. These payments recognized that fiscal 1995 was a year of rapid advances on all fronts, with all of the Company's major businesses growing at the same time. Concurrent with rapid growth, the Company posted new records for profitability. Earnings per share for fiscal 1995 of $3.06 (prior to the write-off resulting from the Metrologix acquisition) were more than double fiscal 1994's then-record $1.37. A successful equity offering in April 1995 further bolstered the Company's already strong balance sheet. The fiscal 1995 bonuses rewarded both the current year's financial successes and the operational successes that should fuel future business, including a doubling of backlog to $250 million and the successful launches of new product offerings.

         At the beginning of fiscal 1995, the Company granted stock options to the executive officers and other employees, including an option for 120,000 shares to the Chief Executive Officer, under the Company's 1982 Stock Option Plan. These grants recognized both the record-setting financial results of fiscal 1994, and the dramatic improvement in stockholder value during the period. However, the options granted to the executive officers have a different vesting period than had been traditional under the Company's 1982 Stock Option Plan. The options granted in fiscal 1995 become exercisable ratably over 30 months, beginning 30 months after the date of grant. The Company believes that the extended waiting period before the options vest will serve to retain key executives and thereby help ensure that the Company can capitalize on its current opportunities.

                                                      THE COMPENSATION COMMITTEE

                                                      Leo Chamberlain
                                                      Dag Tellefsen

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return for the H&Q Technology for the period commencing on June 30, 1990 and ending on June 30, 1995.

   COMPARISON OF CUMULATIVE TOTAL RETURN FROM JUNE 30, 1990 THROUGH JUNE 30,
                                   1995(1)(2)

                           KLA INSTRUMENTS CORPORATION

KLA                  $100.00          $104.17           $72.92          $143.75         $312.50       $643.75
NASDAQ               $100.00          $105.89          $127.25          $159.99         $161.61       $215.33
H&Q Tech             $100.00          $100.60          $114.31          $139.66         $141.70       $237.29




----------

(1) Assumes that $100.00 was invested on June 30, 1990, in the Company's Common Stock at the price of $6.00 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2) The information contained in the chart was prepared for the Company by KPMG Peat Marwick.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Forms 4 and 5 with respect to the Company's Common Stock and other equity securities. Such officers, directors and greater-than-10% beneficial owners are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file with the SEC.

         Based solely on a review of copies of such forms received by the Company, and written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the fiscal year ended June 30, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

                                   PROPOSAL 2

                 APPROVAL OF AMENDMENT TO 1982 STOCK OPTION PLAN

         Under the Company's 1982 Stock Option Plan (the "Option Plan"), the Company has reserved 12,700,000 shares of the Company's Common Stock (subject to adjustment in the event of a stock dividend, stock split, reverse stock split or like change in the corporate structure of the Company) for issuance to employees (including officers and employee directors), and consultants under either incentive stock options meeting the requirements of section 422 of the Code or nonqualified options which do not meet those requirements.

         The Board may terminate or amend the Option Plan at any time. The approval of the Company's stockholders, however, is required to increase the number of shares reserved for issuance thereunder or to change the class of persons eligible to receive options under the Option Plan. As of September 29, 1995, 5,469,491 shares of the Company's Common Stock were reserved for issuance upon the exercise of previously granted and unexercised options and 6,295,452 shares had been issued under the Option Plan, leaving 935,057 shares available for future grant,

         In September 1995, the Board of Directors adopted an amendment to the 1982 Stock Option Plan, subject to stockholder approval, to increase the number of shares reserved for issuance pursuant to the Option Plan by 2,200,000 shares, to a total of 14,900,000 shares.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

         The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which may be obtained from the Company by any stockholder upon written request.

         The Option Plan is administered by the Board or a committee thereof. All employees and consultants of the Company and its subsidiaries may be granted options under the Option Plan. The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonqualified stock options. Incentive stock options may be granted only to employees of the Company who do not own more than 10% of the Company's outstanding stock. No optionee may be granted options to purchase in excess of 200,000 shares per fiscal year, or 600,000 in the case of options granted during the first fiscal year of an optionee's employment with the Company (such limits to be adjusted in the event of a stock dividend, stock split, reverse stock split or like change in the corporate structure of the Company).

         Options granted under the Option Plan must have an exercise price not less than 100% of the fair market value of the Common Stock of the Company, as determined by the Board, on the date that the option is granted. As of September 30, 1995, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market System was $38.625 per share.

         The Board may set the time or times within which each option is exercisable or the event or events upon the occurrence of which all or a portion of each option shall be exercisable and the term of each option, which may not exceed 10 years for incentive stock options and 10 years and one day for nonqualified stock options. Unless otherwise specified by the Board, an option
(i) becomes exercisable ratably over 54 months beginning six months after the grant date and (ii) terminates 10 years (10 years and one day for nonqualified stock options) from the date of grant.

         Options may be exercised by payment of the exercise price (1) in cash, by check or in cash equivalent, (2) by tender of shares of Common Stock of the Company that (a) have a fair market value equal to the exercise price and (b) have been owned by the optionee for more than six months or were not acquired either directly or indirectly from the Company, or (3) by such other consideration as the Board may approve at the time the option is granted. The Board has the authority under the Option Plan, with respect to optionees who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, to permit such optionees to pay the exercise price by assigning the proceeds of the sale of some or all of the shares acquired by the exercise to the Company. The Board also has the authority under the Option Plan, with respect to optionees who are subject to Section 16(b), to permit the payment of the exercise price by a combination of cash for a part of the exercise price and the optionee's promissory note for the balance. No option may be exercised until the optionee has made adequate provision for federal and state withholding obligations of the Company, if any, relating to the exercise of the option.

         During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

         In the event an optionee ceases to be an employee of the Company for any reason, except death or disability, the optionee may exercise an option (to the extent unexercised and exercisable on the date of termination of employment) within one month after such date of termination of employment. In the event of termination of employment due to death or disability, an optionee (or his legal representative) may exercise an option (to the extent unexercised and exercisable on the date of termination of employment) within 12 months after such date of termination of employment. An optionee's employment will be deemed to have terminated on account of death if the Optionee dies within three months of such termination. For consultants who are granted options, termination of their status as a consultant constitutes termination of employment.

         In the event of a merger or consolidation in which the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity, or the sale of all or substantially all of the Company's assets (other than to a subsidiary of the Company) all outstanding options will become fully exercisable prior to the consummation of such transaction at such times as the Board shall determine unless the surviving or acquiring corporation, as a condition precedent to the consummation of such transaction, assumes the outstanding options or issue substitute options in place thereof.

SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. For example, special tax rules apply to affiliates of the Company or if shares acquired upon the exercise of an option are unvested and therefore subject to repurchase restrictions.

         INCENTIVE STOCK OPTIONS Options designated as incentive stock options are intended to fall within the provisions of section 422 of the Code. An optionee recognizes no taxable income as the result of the grant or exercise of such an option.

         For optionees who do not dispose of their shares within two years following the date the option was granted or within one year following the transfer of the shares upon exercise of the option, the gain on sale of the shares (which is defined to be the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee is entitled to long-term capital gain treatment upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the lesser of (i) the difference between the option exercise price and the fair market value of the shares on the determination date of the option (as defined under "Nonqualified Stock Options" below) or (ii) the gain recognized on the disposition will be taxed as ordinary income at the time of disposition. Any additional gain and any loss will constitute a capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Generally, any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes.

         The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option is included in the optionee's alternative minimum taxable income and may thus be subject to the alternative minimum tax if such tax exceeds the optionee's regular tax liability for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         NONQUALIFIED STOCK OPTIONS Nonqualified stock options have no special tax status. An optionee recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee recognizes ordinary income equal to the excess (if any) of the fair market value of the shares on the determination date (as defined below) over the purchase price of the shares. Such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the Optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest or (ii) the date the sale of the shares would no longer subject the Optionee to suit under Section 16(b) of the Exchange Act. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months from the determination date of recognition of income. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to the grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option if the Company satisfies any applicable tax withholding requirements.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

         The Company's management believes that the Option Plan is an important incentive to retain and motivate qualified employees and is essential to the success of the Company. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE OPTION PLAN BY 2,200,000 SHARES.

                                   PROPOSAL 3

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board, upon recommendation of the Company's Audit Committee, has selected Price Waterhouse LLP as the independent accountants of the Company for fiscal 1996. Price Waterhouse LLP has acted in such capacity since its appointment for fiscal 1977. A representative of Price Waterhouse LLP, who will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         In the event that ratification by the stockholders of the appointment of Price Waterhouse LLP as the Company's independent accountants is not obtained, the Board will reconsider said appointment.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1996. The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

         Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by the Company at its offices at 160 Rio Robles, San Jose, California 95134, no later than June 27, 1996, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the proxy holders named in the accompanying Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                    Paul E. Kreutz
                                    Secretary

October 17, 1995

                           KLA INSTRUMENTS CORPORATION

                             1982 STOCK OPTION PLAN

                                   AS AMENDED

         1. Purpose: On October 6, 1981, the KLA Instruments Corporation 1981 Incentive Stock Option Plan (the "1981 Plan") was adopted. The 1981 Plan was amended and restated in its entirety and renamed the KLA Instruments Corporation 1982 Stock Option Plan (the "1982 Plan"). The 1982 Plan was amended and restated in its entirety in 1985 (the "Prior Plan"). The Prior Plan was amended and restated in its entirety effective January 1, 1987 (the "Plan"). The Plan is established to create additional incentive for key employees, consultants and directors of KLA Instruments Corporation and any present or future parent and/or subsidiary corporations of such corporation (collectively referred to as the "Company"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2.      Administration.

                 (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                 (b) Options Authorized. Options may be either incentive stock options as defined in section 422 of the Code or nonqualified stock options.

                 (c) Compliance with Section 162(m) of the Code. In the event that the Company is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

         3.      Eligibility:

                 (a) Eligible Persons. The Options may be granted only to employees (including officers), consultants and directors of the Company; provided, however, that no non-employee director may be granted an Option after October 25, 1991. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). A consultant of the Company shall be eligible to be granted only a nonqualified stock option. In the event an Optionee is not an employee at the time an Option is granted to such Optionee, termination of such Optionee's status as a consultant shall be deemed to be termination of the Optionee's employment for purposes of applying the provisions of the Plan. An Optionee may, if he is otherwise eligible, be granted additional Options.

                 (b) Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as nonqualified stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted. In the event of an amendment to section 422 of the Code, this paragraph 3(b) shall be automatically amended to make this provision no more restrictive to the Optionee than necessary to insure qualification of the incentive stock option as meeting the requirements of section 422 of the Code. In the event an Optionee receives an Option intended to be an incentive stock option which is subsequently determined to have exceeded the fair market value limitation, the Option shall be amended, if necessary, in accordance with applicable Treasury Regulations and rulings to preserve, as the first priority, to the maximum possible extent, the status of the Option as an incentive stock option and to preserve, as a second priority, to the maximum possible extent, the total number of shares subject to the Option. Options designated as nonqualified stock options shall not be subject to the fair market value limitation.

                 (c) Ten Percent Owner Optionees. No person shall be eligible to receive an Option which is intended to be an incentive stock option if such person owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company within the meaning of section 422(b)(6) of the Code.

         4. Shares Subject to Option. The maximum number of shares of stock which may be issued under the Plan shall be Fourteen Million Nine Hundred Thousand (14,900,000) shares of the Company's authorized but unissued common stock subject to adjustment as provided in paragraph 6(f). Subject to adjustment as provided in paragraph 6(f) below, at any such time as the Company is a "publicly held corporation" as defined in Section 162(m), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than Two Hundred Thousand (200,000) shares; provided, however, that the foregoing limit shall be Six Hundred Thousand (600,000) shares with respect to Options granted to any person during the first fiscal year of such person's employment with the

Company (the "Per Optionee Limit"). In the event that any outstanding Option for any reason expires or is terminated, the shares allocable to the unexercised portion of such Option may again be subjected to an Option.

         5. Time for Granting Options. All options shall be granted, if at all, within ten (10) years from July 20, 1990.

         6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the option price of the Option, the exercisability of the Option, whether the Option is a nonqualified stock option or an incentive stock option, and all other terms and conditions of the Option. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            (a) Option Price. The option price shall be not less than the fair market value as determined by the Board of the shares of common stock of the Company on the date the Option is granted.

            (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no incentive stock option shall be exercisable after the expiration of ten (10) years from the date such option is granted and no nonqualified stock option shall be exercisable after the expiration of ten (10) years and one (1) day from the date such option is granted. Unless otherwise provided for by the Board in the grant of the Option, any Option granted hereunder shall be exercisable during the period commencing seven (7) months after the date the Option is granted (the "Grant Date") and ending at the time set forth in the previous sentence. During such period the Option shall be exercised only in proportion to the vested ratio at the time of the exercise. The "vested ratio" at the time of an exercise is a fraction the numerator of which is the number of full months of continuous employment with the Company which have occurred more than six (6) months after the Grant Date and the denominator of which is 54.

            (c) Exercise of Options.

                (i) Options may be exercised only by written notice to the Company, stating the number of shares being purchased and accompanied by payment of the option price for the number of shares being purchased (1) in cash, by check, or in cash equivalent, (2) by tender to the Company of shares of common stock of the Company which (a) either have been owned by the optionee for more than six (6) months or were not acquired directly or indirectly from the Company, and (b) have a fair market value not less than the option price, or (3) by such other consideration as the Board may approve at the time the Option is granted. Notwithstanding the foregoing, the Board shall have the authority (A) with respect to Optionees who would not be subject to suit under section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), upon the sale of shares of the Company, to establish or approve a program and/or procedures which permit the payment of the option price upon the exercise of an Option by the assignment of the proceeds of a sale of some or all of the shares being so acquired and (B) with respect to Optionees who would be subject to suit under section 16(b) of the Exchange Act upon the sale of shares of the Company, to establish or approve a program and/or procedures which permit the payment of the option price upon the exercise of an Option by cash for a portion of the option price and the Optionee's promissory note for the balance of the option price. At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for the federal and state income tax withholding obligations of the Company, if any, which arise upon exercise, in whole or in part, of the Option or which arise, directly or indirectly, upon any transfer, in whole or in part, of any shares acquired on exercise of the Option.

                (ii) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any programs and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares to be acquired upon such exercise.

                (iii) No promissory note shall be permitted pursuant to paragraph 6(c)(i)(B) if an exercise using a promissory note would be a violation of any law. In the event an Optionee provides for partial payment with a promissory note, such promissory note shall comply with provisions established by the Board; provided, however, that the principal balance shall not exceed the lesser of (A) the option price or (B) the maximum amount permitted under the Delaware General Corporation Law or other applicable law. Any permitted promissory note shall be due and payable not more than two (2) years after the Option is granted and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares acquired on exercise of the Option and/or with other collateral acceptable to the Company. In the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                (iv) If an amendment to the Plan requiring the approval of the stockholders of the Company is necessary for the grant of an Option and/or the approval of such stockholders is deemed necessary or advisable by the Board prior to the exercise of an Option, such Option shall not be exercisable until such time as the Plan is duly approved by the stockholders of the Company.

                (v) In the event of (1) a merger or consolidation or other reorganization in which the stockholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity, and/or (2) the sale of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 425(f) of the Code), all outstanding Options, notwithstanding the terms of such Options, shall become fully exercisable prior to consummation of such merger or sale of assets at such time(s) as the Board shall determine or the surviving or acquiring corporation, as a condition precedent to consummation of said transaction, shall assume the outstanding Options or issue substitute options in place thereof. Such assumption or substitution shall meet the requirements of section 425(a) of the Code if the Options assumed or surrendered are incentive stock options (as defined in the Code) and shall satisfy comparable requirements if the Options assumed or surrendered are nonqualified stock options.

            (d) Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by said Optionee. No option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

            (e) Termination of Options. If an Optionee ceases to be an employee of the Company for any reason except death or disability within the meaning of
Section 422(c) of the Code, any Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within one (1) month after the date on which the Optionee ceased to be an employee, but in any event no later than the date of expiration of the Option's term. If the Optionee's employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of section 422(c) of the Code, any Option, to the extent unexercised and exercisable by the Optionee on the date the Optionee ceased to be employed by the Company, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve
(12) months from the date the Optionee ceased to be employed, but in any event no later than the date of expiration of the Option's term. An Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months of the Optionee's termination of employment. Except as provided in this paragraph 6(e), an Option shall terminate and may not be exercised after the Optionee ceases to be an employee of the Company.

            (f) Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, to the Per Optionee Limit set forth in paragraph 4 above, and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, or like change in the capital structure of the Company.

                 (g) Restriction on Issuance of Shares. The grant of Options and the issuance of shares shall be subject to compliance with all of the applicable requirements of all federal, state, and other laws and regulations with respect to such securities.

                 (h) Rights as a Stockholder or Employee. No person shall have any rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate(s) for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued, except as provided in paragraph 6(f). Nothing in the Plan or in any Option agreement shall confer upon any Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Optionee's employment at any time.

                 (i) Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

              7. Termination or Amendment of Plan. The Board may at any time terminate or amend the Plan, provided that without approval of stockholders there shall be: (i) no increase in the total number of shares covered by the Plan (except by operation of the provisions of paragraph 6(f) above), and (ii) no change in the class of person eligible to receive Options. In any case, no amendment may adversely affect any then outstanding Options or any unexercised portions thereof without the consent of the Optionee unless such amendment is required to enable the Option to qualify as an incentive stock option.

              8. Continuation of Prior Plan as to Outstanding Options. Notwithstanding the provisions of the Plan set forth herein, the terms of the 1981 Plan, the 1982 Plan, and the Prior Plan shall remain in effect and apply to Options granted pursuant to the 1981 Plan, the 1982 Plan, and the Prior Plan, respectively.

P                        KLA INSTRUMENTS CORPORATION
R                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
O                    SOLICITED BY THE BOARD OF DIRECTORS
X
Y
        The undersigned, revoking all prior proxies, hereby appoints Kenneth Levy and Kenneth Schroeder, or either, with full power of substitution as proxies to represent and vote as designated in this proxy any and all shares of the stock of KLA Instruments Corporation, held or owned by or standing in the name of the undersigned on the Company's books on September 29, 1995, at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company at 11:00 a.m. on November 15, 1995, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

        The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposalss listed on the reverse side, or, if no specification is made, to vote in favor thereof.

        The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

        The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and (c) Annual Report to Stockholders for the year ending June 30, 1995.

                                                                  -------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                     SIDE
                                                                  -------------

[X] Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1.  Election of three (3) directors to Class III of the Board of Directors.

NOMINEES:  Edward W. Barnholt, Yoshio Nishi and Kenneth L. Schroeder

         FOR            WITHHELD
         [ ]               [ ]
                                                         MARK HERE  [ ]
[ ]                                                     FOR ADDRESS
   -----------------------------------------             CHANGE AND
    For all nominees except as noted above               NOTE BELOW

2.  To approve an amendment to the 1992 Stock Option      FOR  AGAINST  ABSTAIN
    Plan (the "Option Plan") to increase the number of    [ ]    [ ]      [ ]
    shares reserved for issuance under the Option Plan by 2,200,000 shares.

3.  To ratify the appointment of Price Waterhouse LLP     FOR  AGAINST  ABSTAIN
    as independent accountants of the Company for the     [ ]    [ ]      [ ]
    fiscal year ending June 30, 1996.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature:                                          Date
          ----------------------------------------      ----------------------
Signature:                                          Date
          ----------------------------------------      ----------------------